Exhibit 10.1
Keros Therapeutics, Inc.
April 17, 2025
Pontifax (Israel) IV, L.P.
Pontifax (Cayman) IV, L.P.
Pontifax (China) IV, L.P.
Pontifax Late Stage Fund L.P.
c/o Pontifax
14 Shenkar Street, Beit Ofek
Herzliya Pituach, 4672514 Israel
Attention: Tomer Kariv and Ran Nussbaum
Ladies and Gentlemen:
Keros Therapeutics, Inc., a Delaware corporation (the “Company”), and Pontifax (Israel) IV, L.P., a limited partnership organized under the laws of Israel, Pontifax (Cayman) IV, L.P., a limited partnership organized under the laws of the Cayman Islands, Pontifax (China) IV, L.P., a limited partnership organized under the laws of the Cayman Islands, and Pontifax Late Stage Fund L.P., a limited partnership organized under the laws of the Cayman Islands (together with their Affiliates (as defined below), “Counterparty” or “you”, and Counterparty together with the Company, each a “party” and collectively the “parties”), desire to enter into this agreement to set forth certain matters regarding your relationship with the Company. In consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
1.Director Slate. The Company’s Board of Directors (the “Board”) shall take all necessary actions to nominate Mary Ann Gray, Ran Nussbaum and Alpna Seth (the “Director Slate”) for election to the Board at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Company will use its commercially reasonable efforts (which will include the solicitation of proxies) to obtain the election of Mr. Nussbaum at the Annual Meeting (for the avoidance of doubt, the Company will only be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the Annual Meeting).
2.Standstill.
(a)Until the Sunset Date (as defined below), you shall not, and shall cause your Affiliates and Representatives (as defined below) not to, directly or indirectly, alone or in concert with others, absent prior written consent by the Board: (i) call or seek to call a meeting of the Company’s stockholders or action by written consent, (ii) call or seek (including through any “withhold” or similar campaign) the removal of any member of the Board, (iii) seek the election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, (iv) submit, initiate, make or be a proponent of any stockholder proposal (x) for consideration at, or bring any other business before, any meeting of stockholders of the Company or (y) through action by written consent, (v) engage in any solicitation of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents, (vi) take any action in support of (including voting for alternative director candidates or alternative stockholder proposals not supported by the Board or voting against the Director Slate at the Annual Meeting), or make any proposal or request in furtherance of, controlling or changing the Board or management of the Company or publicly comment on any proposal regarding any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution, sale or other disposition of a material asset or business or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (an “Extraordinary Transaction”), (vii) form, join or participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or enter into any negotiations, agreements, arrangements or understandings with or knowingly assist any third party with respect to the matters set forth in this Section 2 or (viii) request any waiver or amendment of the terms of this agreement other than through non-public communications with the Company that could not reasonably be expected to trigger public disclosure obligations for any party or any of their respective Representatives. For purposes of this agreement, the term “Sunset Date” shall mean the earlier of (x) December 31, 2025 and (y) the 30th day prior to the notice deadline under the Company’s Amended and Restated Bylaws (as in effect on the date hereof) for the nomination of director candidates by a stockholder for election to the Board at the Company’s 2026 Annual Meeting of Stockholders.
(b)Notwithstanding anything to the contrary contained in this agreement (including but not limited to the restrictions in this Section 2), Counterparty shall not be prohibited or restricted from: (i) communicating privately with the Board, any member of senior management of the Company (including the Company’s Chief Executive Officer, Chief Financial Officer, and General Counsel) or any other director of the Company regarding any matter, so long as any such communication would not reasonably be expected to require any public disclosure of such communications by Counterparty or its Affiliates, the Company or its Affiliates or any third party; (ii) making any factual statement required to comply with any subpoena or other legal process (so long as such process or request did not arise as a result of discretionary acts by Counterparty or any of its Affiliates or Representatives); (iii) privately communicating to Counterparty’s or its controlled Affiliates’ investors or potential investors regarding the Company; provided, that any such communications to investors or potential investors (A) are subject to reasonable confidentiality obligations of such investors or potential investors and are not reasonably expected to be publicly disclosed, (B) are not made with an intent to circumvent any of the restrictions in this agreement or otherwise in bad faith and (C) are made in accordance with the fiduciary duties of, and the Company’s corporate governance policies (as in effect on the date hereof) applicable to, Counterparty’s Representatives on the Board; or (iv) voting in Counterparty’s sole discretion with respect to any Extraordinary Transaction submitted to a vote of the Company’s stockholders.
(c)The restrictions in Section 2 and Section 3 shall terminate automatically upon any material breach of this agreement by the Company that remains uncured for at least 10 business days following the Company’s receipt of notice of such breach. The obligations in Section 1 shall terminate automatically upon any material breach of this agreement by Counterparty that remains uncured for at least 10 business days following Counterparty’s receipt of notice of such breach.
3.Non-Disparagement. Until the Sunset Date, the Company, on the one hand, and Counterparty, on the other hand, shall each refrain from making, and shall cause their Affiliates and Representatives not to make, any public statement (or private statement that would reasonably be expected to become public), whether written or oral, that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of Counterparty or the Company, respectively, or any of their respective Affiliates and Representatives. The foregoing shall not prevent (i) the making of any factual statement in the event that the Company or any of its Representatives or Counterparty or any of its Representatives is required to make that statement by applicable subpoena, legal process or other legal requirement or (ii) to the extent that any party breaches this Section 3, the other party that is the subject of the breaching statement responding factually to such breaching statement.

4.Public Announcements. Within one business day of the date of this agreement, the Company shall file with the SEC a Current Report on Form 8-K (the “Form 8-K”) and Counterparty shall file an amendment to its Schedule 13D (the “Schedule 13D Amendment”), in each case disclosing its entry into this agreement and including a copy of this agreement as an exhibit thereto. The Form 8-K and the Schedule 13D Amendment shall be each be consistent with the terms of this agreement, and shall be in form and substance reasonably acceptable to the Company and Counterparty. The Company shall provide Counterparty and its Representatives with a copy of the Form 8-K, and the Counterparty shall provide the Company and its Representatives with a copy of the Schedule 13D Amendment, in each case prior to its filing with the SEC and shall consider in good faith any timely comments of other party thereon. Neither of the Company or any of its Affiliates nor Counterparty or any of its Affiliates or their respective Representatives shall make any public statement regarding the subject matter of this agreement or the matters set forth in the Form 8-K prior to the issuance of the Form 8-K without the prior written consent of the other party.
5.Specific Performance; Remedies. Each party agrees that the other party would be irreparably injured by a breach or threatened breach of this agreement by such party or its Representatives and monetary remedies are an inadequate remedy to protect against any actual or threatened breach or continuation of any breach of this agreement. Therefore, without prejudice to any other rights or remedies otherwise available under this agreement, each party agrees to the granting of specific performance of this agreement and injunctive or other equitable relief in favor of the other party as a remedy for any such actual, threatened or anticipated breach, without proof of actual damages. Each party further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for either party or its Representatives’ breach of this agreement, but shall be in addition to all other remedies available at law or equity.
6.Governing Law; Venue. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law principles of such state. Each party hereto hereby irrevocably and unconditionally submits to (a) the exclusive jurisdiction of the Delaware Court of Chancery, or in the event that the Delaware Court of Chancery lacks jurisdiction, any federal court in the State of Delaware, for purposes of any suit, action or other proceeding arising out of this agreement that is brought by or against a party, and (b) the exclusive venue of such suit, action or proceeding in the Delaware Court of Chancery, or in the event that the Delaware Court of Chancery lacks jurisdiction, any federal court in the State of Delaware. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement in the above named courts.
7.Miscellaneous.
(a)This agreement supersedes all prior oral or written agreements or understandings that may exist between or among the parties hereto in respect the other subject matter hereof. If any term, provision, covenant or restriction of this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired or invalidated. This agreement may only be amended with the prior written consent of both parties, and neither party may assign any of its rights or obligations under this agreement without the prior written consent of the other party. Any waiver of its rights hereunder by a party shall be required in advance and in writing. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this agreement. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement and shall become a binding agreement when a counterpart has been signed by each party and delivered to the other party. Signatures of the parties transmitted by facsimile, PDF or other electronic file shall be deemed to be their original signatures for all purposes and the exchange of copies of this agreement and of signature pages by facsimile transmission, PDF or other electronic file shall constitute effective execution and delivery of this agreement as to the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(b)For purposes of this agreement, the term “Affiliate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”) and shall include persons or entities that after the date hereof become Affiliates of any applicable person or entity referred to in this agreement; and the term “Representatives” with respect to a party shall mean such party’s Affiliates and the managing members, principals, partners (other than a partner who is solely a limited partner), directors, officers, general partners, employees and attorneys of such party and of its Affiliates.
8.Expenses. Promptly, and in any event within two business days following the Company’s receipt of an invoice from the applicable payee, the Company shall pay via wire transfer of immediately available funds on Counterparty’s behalf up to the amount of Counterparty’s out of pocket expenses relating to the subject matter of this agreement agreed by the Company’s counsel prior to the execution of this agreement.
9.Notice. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given by email, when such email is sent to the email address set forth below (except in the event of any “bounceback” or similar non-transmittal message) or (b) if given by any other means, when actually received during normal business hours at the address specified in this section:
If to the Company:
Keros Therapeutics, Inc.
1050 Waltham Street, Suite 302
Lexington, MA 02421
Attention: [***]
Email:  [***]
With a copy (which shall not constitute notice) to:
Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Bill Roegge; Kevin Cooper
Email:  broegge@cooley.com; kcooper@cooley.com
If to Counterparty:
Pontifax (Israel) IV, L.P.
Pontifax (Cayman) IV, L.P.
Pontifax (China) IV, L.P.
Pontifax Late Stage Fund L.P.
14 Shenkar Street, Beit Ofek

Herzliya Pituach, 4672514 Israel
Attention: Tomer Kariv and Ran Nussbaum

[Signature page follows]

Please confirm your agreement with the foregoing by signing and returning this agreement to the undersigned, whereupon this agreement shall become a binding agreement between Counterparty and the Company.
Very truly yours,
Keros Therapeutics, Inc.
By: /s/ Jasbir Seehra
Name: Jasbir Seehra
Title: Chief Executive Officer
Accepted and agreed
as of the date first written above:
Pontifax (Israel) IV, L.P.
By: /s/ Tomer Kariv
Name: Tomer Kariv
Title:   CEO
Pontifax (Cayman) IV, L.P.
By: /s/ Tomer Kariv
Name: Tomer Kariv
Title:   CEO
Pontifax (China) IV, L.P.
By: /s/ Tomer Kariv
Name: Tomer Kariv
Title:   CEO
Pontifax Late Stage Fund L.P.
By: /s/ Tomer Kariv
Name: Tomer Kariv
Title:   CEO